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                                                                    EXHIBIT 10.2

                      SETTLEMENT AND RECONVEYANCE AGREEMENT


     THIS SETTLEMENT AND RECONVEYANCE AGREEMENT (the "Agreement") is entered into this 6th day of April, 2001 (the "Effective Date") by and between LOGIX DEVELOPMENT CORPORATION, a Nevada corporation ("LDN"); GAMING SYSTEMS INTERNATIONAL, a Nevada corporation ("GSI"); MAI SYSTEMS CORPORATION, a Delaware corporation ("MAI"); and LOGIX DEVELOPMENT CORPORATION, a California corporation ("LDC").

                                    RECITALS

     WHEREAS, on June 18, 1999, a Contract of Sale and three Secured Notes (the "Prior Notes") for the purchase of all assets of GSI by LDN was entered into by and between the parties;

     WHEREAS, MAI has declared and placed LDN and LDC on notice that they believe defaults have occurred under the original Contract of Sale and the Prior Notes; and

     WHEREAS, it is the intent of the parties to enter into a settlement and reconveyancing agreement to facilitate the complete transfer of the ownership of LDN to MAI and GSI and to restructure the obligations of LDN and LDC as more specifically provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants recited herein, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1 Reconveyance of Ownership. LDN hereby conveys and transfers all right, title and interests in all intangible and tangible assets owned by LDN to MAI and GSI forthwith.

2 Satisfaction of Prior Notes. In consideration of the reconveyance of the LDN assets, and those considerations contained in this Agreement, MAI hereby accepts such tangible and intangible assets as full and complete satisfaction of the Prior Notes referenced in the Contract for Sale.

3 Cancellation of Inter-Company Debt/Non-Assumption of Certain Liabilities. It is agreed that:

    (a) Any debts between LDN and LDC, Keith Howington, Anne Howington, and any other entity owned in whole or in part by Keith and Anne Howington shall be canceled, except for prior payroll checks issued to Anne Howington, totaling less than $50,000 in the aggregate, which shall be held by GSI for a period of 90 days from the date of execution of this Agreement.


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    (b) MAI, GSI or their designated affiliates shall not assume any non-disclosed material liabilities as stated in the February 28th, 2001 balance sheet except those that subsequently occurred in the normal course of business.

4 Restructuring of $1.1 Million Dollar Promissory Note. The parties hereby agree that the $1.1 million dollar promissory Note guaranteed by LDC (the "Note") will be restructured as follows:

    (a) The Note will bear interest beginning from its date of execution. The interest rate for the first 12 months shall be 8.75% per annum, and interest shall be earned on the Note beginning from the date of this Agreement;

    (b) No payments upon the interest or principal of the Note shall be due for the first twelve months;

    (c) Beginning with the thirteenth month, 36 monthly payments shall be made upon the interest and principal;

    (d) Each payment shall be due on the last day of the associated calendar month, with the first payment due on the last day of April, 2002 as shown in the attached Amortization Schedule (Exhibit B);

    (e) On each anniversary of this Agreement, the per-annum interest rate for the following twelve months shall be determined based upon the then-current Wall Street Journal Prime Interest Rate plus 2%;

    (f) The amount of the monthly payment upon principal and interest shall be determined so as to bring the principal balance to zero as of the 36th payment, based upon the interest rate in effect for the Note as determined above, which may cause the monthly payments for each 12 month period to vary by a small amount;

    (g) The Note shall be treated as a direct reduction loan for the purposes of such interest calculation, with no prepayment penalty;

    (h) LDC agrees to execute a promissory Note instrument to this effect;

    (i) The principal amount due and owing under the Note shall be reduced by the amount of credit received as a result of the sales price allocation agreement by the parties as provided herein below; and

    (j) The Parties agree that the Note may be assigned without requiring the consent of LDC.


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5   Sales Price Allocation. It is agreed that should MAI sell all or a majority of GSI or the assets thereof to a third party, this event will be treated as a "Qualified Deal" provided that it falls within the time limits indicated herein.

    (a) The time limit shall be indefinite for any of the following entities and any companies within their control: Ballys, Konami, MIS/Grips, and any entity introduced to MAI by Keith Howington to a maximum of three entities, so long as such additional entities are introduced to MAI within 90 days of the Effective Date. It is understood that the company names referred to herein are not necessarily the exact legal names of the entities in question;

    (b) The time limit shall be ninety (90) days for any third party other than those listed pursuant to section (a) above with whom an agreement to the terms and conditions of the deal are reached in that time frame;

    (c) Should a Qualified Deal take place as described above, 30% of the deal value shall reduce the $1.1 million Note; and

    (d) In the event that there is an excess from a Qualified Deal after reduction of the Note as outlined above, such excess shall be paid in cash as a contingent commission to LDC, within 30 days from the time that cash or equivalent instruments are received by MAI or GSI.

6 Disclosure. Anne Howington and Keith Howington, as officers and shareholders of LDN, hereby disclose that to their personal knowledge the books and records of LDN correctly and accurately reflect the financial affairs of the company. To their personal knowledge, no litigation is currently filed against the company except for two recently served small vendor collection actions which are attached hereto. Neither Anne nor Keith Howington are personally aware of any side "deals" or contracts outside the normal course of business or off book or off balance sheet liabilities and hereby represent that they have not created any. To their knowledge, company taxes have been paid currently, though it is unknown what the current payroll withholding status is.

7 Transfer of Ownership. LDN hereby transfers and conveys to MAI all equipment, inventory, trade, furniture, accounts receivable, prepaid expenses, bank accounts, contracts, intellectual property rights (whether patent, copyright, trademark, trade name, service mark, or otherwise), goodwill, the names "GAMING Systems International" "GSI," "GSI/Europe," and "Gambit" (and all logos used together with those names), all warranties, licenses, unfulfilled work orders, claims, choses in action, works in progress including wireless and circuit board design, and customers and any other assets listed in the attached UCC-1's. The trade name "Logix" is retained by LDC. MAI agrees to change the corporate name of LDN within ninety (90) days after the effective date of this Agreement so as not to conflict with "Logix."


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8   LDC Transfer of Gambit. LDC hereby agrees to transfer all of its rights, title and interest to the Gambit software (including those modules that have been developed or are partially developed), associated intellectual property, wireless technology, slot boards, preliminary patent applications including source code and any and all related documentation. To the extent that certain tools used in and required for the development of Gambit are proprietary to LDC, it is agreed that LDC will grant MAI a non-exclusive license for the tools, and provide a copy of the tools to facilitate completion and utilization of the software. Should MAI or any of its agents or representatives seek to obtain letters patent, trademarks or copyrights in any country of the world on all or part of the Gambit software system, LDC agrees to cooperate fully in providing information, completing forms, performing actions and obtaining the necessary signatures or assignments required to obtain such letters patent, trademarks or copyrights. In the event MAI shall be unable for any reason to obtain LDC's signature on any document necessary for any purpose set forth in the foregoing sentence, LDC hereby irrevocably designates and appoints each of MAI and its duly authorized officers and agents as LDC's attorney-in-fact to act for and in LDC's behalf and to stead to execute and file any such document and to do all other lawfully permitted acts to further any such purpose with the same force and effect as if executed and delivered by LDC, specifically with regard only to the perfection and completion of patents upon portions of the GAMBIT system for which preliminary protection was filed in October of 2000.

9 Release of MIS/Grips Restraints. LDN agrees to immediately contact MIS/GRIPS and to confirm in writing that they are released from their confidentiality agreement and may discuss their potential interest in purchasing LDN-GSI with MAI.

10 Non-Competition. In consideration of the mutual covenants contained herein and specifically the purchase price participation credit set forth in Paragraph 4, LDC agrees not to compete in the development, sale, representation or marketing of casino management software, until the later of two years from the date of this Agreement or until the repayment of the Note, whichever is longer.

11  Transfer of Stock. The shareholders of LDN shall provide their consent to:

    (a) The release of the pledged shares of common stock of LDN (the "Shares") to MAI pursuant to the Pledge Agreement between the parties executed as of even date with the Contract of Sale; and

    (b) The completion of the related Stock Powers conveying said Shares to MAI, GSI or an affiliate of these entities.


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12  Transition Cooperation. It is agreed by the parties hereto that there shall be full cooperation in the transition involving the reconveyance of the assets and ownership of LDN as provided herein. It is specifically agreed as follows:

    (a) LDC shall identify those employees involved with the development and continuing design of the Gambit software and make them available for hiring by MAI or the GSI management, in most cases full-time;

    (b) LDC shall provide, at no cost to MAI, a two-day overview of the Gambit project at LDC's offices;

    (c) Keith Howington will make himself available on an ongoing basis to provide consulting services to MAI and/or the management of GSI to facilitate the transfer and assist in the smooth transition of the design team for the Gambit software at MAI's written request via purchase order and based upon a week-to-week term. Mr. Howington will make himself available two days a week for a period not to exceed ninety
        (90) days on an "as available and as needed basis" and compensated at $200 per hour and approved expenses, except that the first 4 hours of telephone consultation per month shall be without charge during this 90 day period;

    (d) The parties agree to execute those instruments necessary to replace themselves with persons appointed by MAI with regard to financial documents and other transactions; and

    (e) The current Board of Directors of LDN agree to resign (and the Board of Directors nominated by MAI to accept such resignation) as soon as the Board of Directors have accepted their positions.

13 Mutual Press Release. No party hereto shall make any public announcement or issue any press release pertaining to this Agreement without the prior written consent of the other.

14 Attorney's Fees/Venue. Should any litigation be commenced between any of the parties hereto concerning this Agreement, the party prevailing in that litigation shall be entitled, in addition to any other relief that may be granted, to a reasonable sum as and for its attorneys' fees and shall be determined by the court in that litigation or in a separate action brought for that purpose. The parties agree that the venue for any enforcement litigation shall be appropriate in the Superior Court of Orange County, California.

15 Governing Law. This Agreement shall be governed and all rights and liabilities under it shall be determined in accordance with the laws of the State of California in effect on this date.

16 Counterpart and Facsimile. This Agreement may be signed in counterpart with all counterpart signature pages being attached to be considered an original, whole and enforceable document. Additionally, facsimile signatures shall be treated as originals and enforceable for all intents and purposes.


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17  Further Assurances. Each party hereby agrees to take such other and further actions and to execute such other documents and instruments as may be required to carry out the intent and purposes of this Agreement.

18 Mutual Release. In consideration of the releases and promises contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged by each party hereto, the parties promise, agree and generally release as follows:

    (a) Except to such rights or claims as may be created by this Agreement, including the Note, which obligations shall survive this Agreement, each party and each of their respective parents, subsidiaries, divisions, affiliates, related entities, present and former officers, directors, shareholders, employees, attorneys, insurers and agents, and each of them hereby release remise and forever discharge each of the other parties and each of their respective officers, directors, shareholders, employees, attorneys, insurers and agents, and each of them, from any demands, rights and causes of action arising out of or related to the aforementioned Contract for Sale and the Prior Notes.

    (b) The parties acknowledge and agree that the release contained in subparagraph (a) above is subject to the full and faithful performance of the affirmative covenants contained in this Agreement by LDC, Keith Howington, and Anne Howington.

19 Confidentiality. Except by use of the language as indicated in this Section, the parties further agree not to disclose the contents of this Agreement or the fact of this Settlement, or any matters pertaining to this settlement unless such disclosure is (i) lawfully required by any governmental agency;
    (ii) otherwise required to be disclosed by law; (iii) necessary in any legal proceeding in order to enforce any provisions of this Agreement. The parties agree that they will notify each other in writing within five calendar days of the receipt of any subpoena, court order, or administrative order requiring disclosure of information subject to this non-disclosure provision. The only allowable statement of the relationship between the Parties is "MAI, Logix and GSI have reached an agreement that each believes is very beneficial to GSI, and all parties are acting to carry out the terms of this agreement. Please contact MAI for further details at..."


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IN WITNESS WHEREOF, all the parties have executed this Agreement as of the date first above noted.

DATED: April __, 2001.                         LOGIX DEVELOPMENT CORPORATION,
                                               a California corporation


                                               By:
                                                   -----------------------------


DATED: April __, 2001.                         LOGIX DEVELOPMENT CORPORATION,
                                               a Nevada corporation


                                               By:
                                                   -----------------------------


DATED: April __, 2001.                         GAMING SYSTEMS INTERNATIONAL,
                                               a Nevada corporation


                                               By:
                                                   -----------------------------


DATED: April __, 2001.                         MAI SYSTEMS CORPORATION,
                                               a Delaware corporation


                                               By:
                                                   -----------------------------

DATED: April __, 2001

                                               By:
                                                   -----------------------------
                                                   D. KEITH HOWINGTON

DATED: April __, 2001

                                               By:
                                                   -----------------------------
                                                   ANNE HOWINGTON

DATED: April __, 2001

                                               By:
                                                   -----------------------------
                                                   DR. JUDITH SWERLING


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